Contact: Curtis Garner
 Chief Financial Officer
 Otelco Inc.
 205-625-3571
 Curtis@otelcotel.com

Otelco Reports First Quarter 2007 Results

ONEONTA, Alabama (May 8, 2007) - Otelco Inc. (AMEX: OTT; TSX: OTT.un), the sole wireline telephone services provider in several rural communities in Alabama, Maine and Missouri, today announced results for its first quarter ended March 31, 2007. Key quarterly highlights for Otelco include:

•	Total revenues of $17.2 million.
•	Operating income of $4.8 million.
•	Adjusted EBITDA (as defined below) of $8.7 million.

“The first quarter results continued the positive trends from 2006,” said Mike Weaver, President and Chief Executive Officer of Otelco. “Our subscriber metrics indicated a growth of .7% in access lines, a 2.1% increase in access line equivalents and an increase of 8.4% in digital high-speed Internet subscribers when compared to the fourth quarter of 2006. Adjusted EBITDA was $8.7 million for the quarter.

“From an operations standpoint, our CLEC operations in Maine increased their access line count by 3.5% and their high speed data connections by 4.6% when compared to the fourth quarter of 2006 for a total of 14,800 access lines and 2,025 high speed data connections,” added Weaver. “In our Alabama and Missouri operations, the bundled service offerings continue to be popular with our customers, with over 32% of our residential customers in Alabama and 22% of our Missouri customers choosing one of our bundled offerings. In addition, we’re experiencing an increase in demand for special circuits as the schools in our service area seek to link their various locations to their administrative offices.

“On May 3rd , we filed a Registration Statement with the Securities and Exchange Commission and a preliminary prospectus with the applicable Canadian securities regulatory authorities relating to the registration of an additional 3,450,000 IDSs. As indicated in the Registration Statement, the net proceeds will be utilized to reduce senior debt,” continued Weaver. The registration statement has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

“We remain very focused on executing our business plan and generating cash flows, allowing us to return cash back to our shareholders. We will also continue to pursue accretive acquisition opportunities that allow us to profitably grow our business,” Weaver concluded.

Distribution to IDS Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting. For the second quarter of 2007, the Board is meeting on May 16, 2007. The scheduled interest and any dividend declared will be paid on July 2, 2007 to holders of record as of the close of business on June 15, 2007. The interest payment will cover the period from March 30, 2007 through June 29, 2007.

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Otelco Reports First Quarter Results

May 8, 2007

First Quarter 2007 Financial Summary
(Dollars in thousands, except per share amounts)

			Change
	1Q 2006	1Q 2007	Amount	Percent
Revenues	$11,513	$17,172	$5,659	49.2%
Operating income	$4,699	$4,770	$71	1.5%
Interest expense	$(4,549)	$(5,376)	$827	18.2%
Net income available to stockholders	$245	$(118)	$(363)	(148.2)%
Basic net income per share	$0.03	$(0.01)	$(0.04)	(133.3)%
Diluted net income per share	$0.02	$(0.03)	$(0.05)	(250.0)%

Adjusted EBITDA(a)	$6,883	$8,700	$1,817	26.4%
Capital expenditures	$1,159	$1,375	$216	18.6%

Reconciliation of Adjusted EBITDA to Net Income

	Three months ended March 31,
Adjusted EBITDA	2006	2007
Net Income	$245	$(118)
Add: Depreciation	1,917	2,980
Interest Expense	4,206	4,978
Amortization - Loan Cost	343	398
Income Tax Expense	161	12
Accretion Expense	111	0
Change in Fair Value of Derivative Liability	(180)	(218)
Loan Fees	28	19
Amortization - Intangibles	52	649
Adjusted EBITDA	$6,883	$8,700

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income. It reflects actual results with no pro forma adjustments. Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

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Otelco Reports First Quarter Results

May 8, 2007

Key Operating Statistics	Year End 2006	First Quarter 2007	% Change

Access line equivalents (1)
Residential access lines	29,832	29,789	(0.1)%
Business access lines	22,171	22,577	1.8%
Access lines	52,003	52,366	0.7%
Digital high-speed lines	11,951	12,960	8.4%
Total access line equivalents	63,954	65,326	2.1%

Long distance customers	21,370	22,066	3.3%
Cable television customers	4,188	4,211	0.5%
Dial-up internet customers	19,780	18,202	(8.0)%

(1) We define access line equivalents as access lines, cable modems, and digital subscriber lines, including wholesale digital subscriber lines.

FINANCIAL DISCUSSION FOR FIRST QUARTER 2007 (including the acquisition of Mid-Maine at July 3, 2006):

Revenue
Total revenues grew 49.2% in the three months ended March 31, 2007 to $17.2 million from $11.5 million in the three months ended March 31, 2006. The growth in revenue was primarily driven by the acquisition of Mid-Maine. Local services revenue grew 47.5% in the first quarter to $6.3 million from $4.3 million in the quarter ended March 31, 2006. Network access revenue grew 25.1% to $6.4 million from $5.1 million in the quarter ended March 31, 2006. Cable television revenue in the three months ended March 31, 2007 increased 0.9% to $0.5 million which was slightly higher than in the three months ended March 31, 2006. Internet revenue for the quarter increased 85.2% to $2.8 million from $1.5 million in the quarter ended March 31, 2006.

Operating Expenses
Operating expenses in the three months ended March 31, 2007 increased 82.0% to $12.4 million from $6.8 million in the three months ended March 31, 2006. The increase was primarily attributable to the purchase of Mid-Maine, including amortization of intangible assets for its customer bases and a non-compete agreement. Cost of services increased 97.5% to $6.3 million from $3.2 million in the quarter ended March 31, 2006. Selling, general and administrative expenses increased 49.7% to $2.5 million in from $1.7 million in the quarter ended March 31, 2006. Depreciation and amortization increased 84.4% to $3.6 million from $2.0 million.

Interest Expense
Interest expense increased 18.2% to $5.4 million in the quarter ended March 31, 2007 from $4.5 million a year ago, reflecting the additional senior debt associated with the acquisition of Mid-Maine, the increased non-cash caplet cost associated with our interest rate cap and amortization of loan costs, partially offset by the reduction in margin cost from 4.0% to 3.25% on all of our senior debt.

Adjusted EBITDA
Adjusted EBITDA for the three months ended March 31, 2007 was $8.7 million, an increase of 26.4% from $6.9 million the three months ended March 31, 2006. See financial tables for a reconciliation of Adjusted EBITDA to net income.

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Otelco Reports First Quarter Results

May 8, 2007

Balance Sheet
As of March 31, 2007, the Company had cash and cash equivalents of $10.6 million and total long-term debt of $201.1 million. The first quarter distribution of $4.1 million in interest and dividends to our share owners occurred on March 30, 2007.

Capital Expenditures
Capital expenditures were $1.4 million for the quarter. The Company added DSL capacity, competitive customer specific equipment, and other upgrades to its network and switching facilities.

First Quarter Earnings Conference Call
Otelco has scheduled a conference call, which will be broadcast live over the Internet, on Wednesday, May 9, 2007, at 11:00 a.m. ET. To participate in the call, dial 913-981-5533 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's Web site at www.otelco.net or www.earnings.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay of the Web cast will be available on the Company's website at www.otelco.net or www.earnings.com for 30 days. A one-week telephonic replay may also be accessed by calling 719-457-0820 and using the passcode 6258584.

ABOUT OTELCO
Otelco Inc., headquartered in Oneonta, Alabama, provides wireline telephone services in portions of Alabama, Maine and Missouri. The Company’s services include local and long distance telephone, network access, transport, digital high-speed and dial-up Internet access, cable television and other telephone related services. With more than 65,300 access lines, cable modems and digital subscriber lines, which are collectively referred to as access line equivalents, Otelco is among the top 40 largest local exchange carriers in the United States based on number of access line. Otelco operates six incumbent telephone companies serving rural markets, or rural local exchange carriers, each of which can trace its history as a local telecommunications provider as far back as the early 1900s. It also provides competitive telephone services through several subsidiaries. For more information, visit the Company’s web site at www.otelco.net.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

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Otelco Reports First Quarter Results

May 8, 2007

OTELCO INC.
Consolidated Balance Sheets

	As of December 31, 2006	As of March 31, 2007
		(unaudited)
Assets
Current Assets
Cash and cash equivalents	$14,401,849	$10,641,424
Accounts receivable:
Due from subscribers, net of allowance for doubtful accounts of $207,359 and $184,552 respectively	3,105,636	2,740,587
Unbilled receivables	2,324,213	2,410,991
Other	1,680,144	1,878,545
Materials and supplies	1,962,938	2,020,599
Prepaid expenses	1,062,947	804,447
Deferred income taxes	766,225	832,946
Total current assets	25,303,952	21,329,539
Property and equipment, net	60,493,789	58,715,659
Goodwill	134,182,309	134,403,170
Intangible assets, net	11,340,806	10,884,297
Investments	1,240,250	1,226,001
Deferred financing costs	6,652,393	6,254,272
Interest rate cap	4,542,160	3,922,585
Deferred charges	96,628	89,896
Total assets	$243,852,287	$236,825,419

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$1,658,911	$1,035,816
Dividends payable	1,705,524	--
Accrued expenses	5,875,863	3,511,889
Advanced billings and payments	2,119,701	2,143,593
Customer deposits	197,496	213,261
Total current liabilities	11,557,495	6,904,559

Deferred income taxes	24,712,213	24,778,934
Other liabilities	187,037	180,082
Total deferred tax and other liabilities	24,899,250	24,959,016

Long-term notes payable	201,075,498	201,075,498
Derivative liability	2,107,877	1,890,008
Class B common convertible to senior subordinated notes	4,085,033	4,085,033

Stockholders’ equity (Deficit)
Class A Common stock, $.01 par value-authorized 20,000,000 shares; issued and outstanding 9,676,733 shares	96,767	96,767
Class B Common stock, $.01 par value-authorized 800,000 shares; issued and outstanding 544,671 shares	5,447	5,447
Additional paid in capital	284,041	--
Retained deficit	(1,137,166)	(2,676,857)
Accumulated other comprehensive income	878,045	485,948

Total stockholders’ equity (deficit)	127,134	(2,088,695)

Total liabilities and stockholders’ equity (deficit)	$243,852,287	$236,825,419

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Otelco Reports First Quarter Results

May 8, 2007

OTELCO INC.
Consolidated Statements of Operations
(unaudited)
	Three months ended March 31,
	2006	2007
Revenues
Local services	$4,303,399	$6,348,496
Network access	5,145,055	6,437,589
Cable television	542,506	547,527
Internet	1,522,437	2,820,298
Transport services	--	1,018,483
Total revenues	11,513,397	17,172,393

Operating expenses
Cost of services and products	3,174,687	6,271,057
Selling, general and administrative expenses	1,671,341	2,501,800
Depreciation and amortization	1,968,341	3,629,091
Total operating expenses	6,814,369	12,401,948

Income from operations	4,699,028	4,770,445

Other income (expense)
Interest expense	(4,549,475)	(5,376,264)
Change in fair value of derivative	179,741	217,868
Other income	187,239	281,449
Total other expense	(4,182,495)	(4,876,947)

Income (loss) before income taxes and accretion expense	516,533	(106,502)

Income tax expense	(161,210)	(11,705)

Income (loss) before accretion expense	355,323	(118,207)

Accretion of Class B common convertible to senior subordinated notes	(110,732)	0
Net income (loss) available to common stockholders	$244,591	$(118,207)

Weighted average shares outstanding:
Basic	9,676,733	9,676,733
Diluted	$10,221,404	$10,221,404

Basic net income (loss) per share	$0.03	$(0.01)
Diluted net income (loss) per share	$0.02	$(0.03)

Dividends declared per share	$0.18	$0.18

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Otelco Reports First Quarter Results

May 8, 2007

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three month ended March 31,
	2006	2007
Cash flows from operating activities:
Net income (loss)	$244,591	$(118,207)
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation	1,916,918	2,980,190
Amortization	51,424	648,901
Interest rate caplet	162,962	227,478
Amortization of loan costs	343,437	398,121
Accretion expense	110,732	--
Change in fair value of derivative liability	(179,741)	(217,868)
Provision for uncollectible revenue	38,947	17,242
Changes in assets and liabilities; net of assets and liabilities acquired:
Accounts receivables	(31,976)	(113,935)
Material and supplies	3,305	(57,661)
Prepaid expenses and other assets	(9,089)	258,500
Accounts payable and accrued liabilities	66,293	(4,736,893)
Advance billings and payments	49,130	23,892
Other liabilities	784	8,810
Net cash from operating activities	2,767,717	(681,430)

Cash flows from investing activities:
Acquisition and construction of property and equipment	(1,158,880)	(1,374,914)
Proceeds from retirement of investment	128,558	7,871
Deferred charges	(14,890)	(6,428)
Net cash from investing activities	(1,045,212)	(1,373,471)

Cash flows from financing activities:
Cash dividends paid	(1,705,524)	(1,705,524)

Net cash from financing activities	(1,705,524)	(1,705,524)

Net increase (decrease) in cash and cash equivalents	16,981	(3,760,425)
Cash and cash equivalents, beginning of period	5,569,233	14,401,849

Cash and cash equivalents, end of period	$5,586,214	$10,641,424

Supplemental disclosures of cash flow information:
Interest paid	$4,046,312	$7,401,647

Income taxes paid (received)	$--	$(173,718)

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